Exhibit 1.2

Pricing Agreement

June 5, 2017

Barclays Capital Inc.

HSBC Securities (USA) Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

 c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, NY 10036,

Ladies and Gentlemen:

AstraZeneca PLC (the “Company”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated June 5, 2017, a copy of which is attached hereto as Annex A (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Basic Prospectus, Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Basic Prospectus (as defined therein) as amended or supplemented as of the date of the Underwriting Agreement and also a representation and warranty as of the date of this Pricing Agreement in relation to the Basic Prospectus, Pricing Disclosure Package or the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are set forth at the end of Schedule II hereto. Schedule III sets forth each Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package and any additional documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this Pricing Agreement. Schedule IV sets forth all documents that the Company and the Representatives agree are to be included in the Pricing Disclosure Package. The final term sheets prepared in accordance with Section 5(a) of the Underwriting Agreement are attached hereto as Schedule V.

The “Applicable Time” means 3:30 p.m. New York time on the date hereof.

An amendment of the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, NY 10020, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Phone: (646) 855-0724, Facsimile: (212) 901-7881; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: Secretary, or such other address as the Company shall notify in writing to Merrill Lynch, Pierce, Fenner & Smith Incorporated at the foregoing address; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) of the Underwriting Agreement shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

ASTRAZENECA PLC

By:	/s/ Adrian Kemp
	Name:	Adrian Kemp
	Title:	Company Secretary

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Meghan Graper
	Name:	Meghan Graper
	Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Luiz Lanfredi
	Name:	Luiz Lanfredi
	Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Keith Harman
	Name:	Keith Harman
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

[Signature Page to Pricing Agreement]

Schedule I

	Principal Amount of 2022 Fixed Rate Notes to be Purchased	Principal Amount of 2027 Fixed Rate Notes to be Purchased	Principal Amount of 2022 Floating Rate Notes to be Purchased
Barclays Capital Inc.	$250,000,000	$187,500,000	$62,500,000
HSBC Securities (USA) Inc.	$250,000,000	$187,500,000	$62,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$250,000,000	$187,500,000	$62,500,000
Morgan Stanley & Co. LLC	$250,000,000	$187,500,000	$62,500,000

Total	$1,000,000,000	$750,000,000	$250,000,000

Schedule II

Title of Designated Securities:

$1,000,000,000 2.375% Fixed Rate Notes due 2022 (the “2022 Fixed Rate Notes”)

$750,000,000 3.125% Fixed Rate Notes due 2027 (the “2027 Fixed Rate Notes”)

$250,000,000 Floating Rate Notes due 2022 (the “2022 Floating Rate Notes”)

The 2022 Fixed Rate Notes and the 2027 Fixed Rate Notes are collectively referred to herein as the “Fixed Rate Notes”.

The 2022 Floating Rate Notes are referred to herein as the “Floating Rate Notes”.

The Fixed Rate Notes and the Floating Rate Notes are collectively referred to herein as the “Designated Securities”.

Aggregate principal amount:

US$1,000,000,000 (for the 2022 Fixed Rate Notes)

US$750,000,000 (for the 2027 Fixed Rate Notes)

US$250,000,000 (for the Floating Rate Notes)

Price to Public:

99.682% of the principal amount of the 2022 Fixed Rate Notes, plus accrued interest, if any, from June 12, 2017 (for the 2022 Fixed Rate Notes)

99.490% of the principal amount of the 2027 Fixed Rate Notes, plus accrued interest, if any, from June 12, 2017 (for the 2027 Fixed Rate Notes)

100.000% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from June 12, 2017 (for the Floating Rate Notes)

Purchase Price by Underwriters:

99.332% of the principal amount of the 2022 Fixed Rate Notes, plus accrued interest, if any, from June 12, 2017 (for the 2022 Fixed Rate Notes)

99.040% of the principal amount of the 2027 Fixed Rate Notes, plus accrued interest, if any, from June 12, 2017 (for the 2027 Fixed Rate Notes)

99.650% of the principal amount of the Floating Rate Notes,
plus accrued interest, if any, from June 12, 2017 (for the Floating Rate Notes)

Specified funds for payment of purchase price:

New York Clearing House funds

Indenture:

Indenture, dated as of April 1, 2004, between the Company and The Bank of New York Mellon, as successor Trustee to JPMorgan Chase Bank, as supplemented from time to time

Maturity:

The stated maturity of the principal of the 2022 Fixed Rate Notes will be June 12, 2022.

The stated maturity of the principal of the 2027 Fixed Rate Notes will be June 12, 2027.

The stated maturity of the principal of the Floating Rate Notes will be June 10, 2022.

Interest Rate:

The 2022 Fixed Rate Notes will bear interest from June 12, 2017 at a fixed rate of 2.375% per annum, payable semi-annually.

The 2027 Fixed Rate Notes will bear interest from June 12, 2017 at a fixed rate of 3.125% per annum, payable semi-annually.

The interest rate for the Floating Rate Notes for the first interest period will be LIBOR (as defined herein) as determined on June 8, 2017 plus the Spread. Thereafter, the interest rate for any Floating Rate Interest Period (as defined below) will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread.

Interest Payment Dates:

Interest on the 2022 Fixed Rate Notes will be paid semi-annually in arrears on June 12 and December 12 of each year, commencing December 12, 2017.

Interest on the 2027 Fixed Rate Notes will be paid semi-annually in arrears June 12 and December 12 of each year, commencing December 12, 2017.

Interest on the Floating Rate Notes will be paid quarterly in arrears on March 10, June 10, September 10 and December 10 of each year, commencing September 10, 2017.

Redemption Provisions:

Each series of the Fixed Rate Notes may be redeemed in whole or in part at the option of the Company at any time at the redemption prices calculated in the manner set forth in the supplement to the Prospectus relating to the Designated Securities dated June 5, 2017 (the “Prospectus Supplement”).

Subject to the optional tax redemption described below, the Company may not redeem the Floating Rate Notes prior to maturity.

In addition, in the event of various tax law changes and other limited circumstances, in each case as set forth in the Indenture, the Company may redeem any series of the outstanding Designated Securities in whole, but not in part, at any time at a price equal to 100% of the principal amount plus accrued interest thereon to but excluding the redemption date.

Make-Whole Spreads:

2022 Fixed Rate Notes: 10 basis points

2027 Fixed Rate Notes: 15 basis points

Spread:

Floating Rate Notes: 62 basis points

Interest Reset Dates:

Interest on the Floating Rate Notes will have Interest Reset Dates of March 10, June 10, September 10 and December 10 of each year, commencing September 10, 2017.

Interest Periods:

The first interest period for the Floating Rate Notes will be the period from and including the original issue date to but excluding the immediately succeeding Interest Reset Date. Thereafter, the interest periods for the Floating Rate Notes will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (together with the first interest period, each a “Floating Rate Interest Period”). However, the final Floating Rate Interest Period will be the period from and including the Interest Reset Date immediately preceding the maturity date to the maturity date.

Interest Determination Date:

The calculation agent in respect of the Floating Rate Notes, will determine LIBOR (as defined below) for each Floating Rate Interest Period on the second London business day prior to the first day of such Floating Rate Interest Period (an “Interest Determination Date”). LIBOR for the first Floating Rate Interest Period will be determined on June 8, 2017.

LIBOR:

LIBOR means, with respect to any Interest Determination Date, the offered rate for deposits of US dollars having a maturity of three months that appears on the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so (the “Designated LIBOR Page”).

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in US dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with us, for a term of three months and in a principal amount equal to an amount that in the judgment of the calculation agent is representative for a single transaction in US dollars in such market at such time (a “Representative Amount”). The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) of such quotations. If fewer than two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m. in the City of New York on such Interest Determination Date by three major banks in New York City, selected by the calculation agent, after consultation with us, for loans in US dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing LIBOR rate will remain in effect for such Floating Rate Interest Period.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions as set forth in the Indenture.

Time of Delivery of Designated Securities:

June 12, 2017.

Closing Location for Delivery of Designated Securities:

The offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square, London EC2V 7HR England.

Address of the Company:

AstraZeneca PLC
1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge CB2 0AA
England, United Kingdom

Names and Address of Representatives:

Designated Representatives:

Barclays Capital Inc.

HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

Address for Notices, etc.:

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated
50 Rockefeller Plaza, NY1-050-12-01
New York, NY 10020

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Schedule III

Issuer Free Writing Prospectus:

Final Term Sheet dated June 5, 2017 containing the final terms of the Designated Securities as set forth in Schedule V hereto, as amended and supplemented by the Amended and Restated Final Term Sheet to be dated June 6, 2017 amending, restating and superseding in its entirety the Final Term Sheet dated June 5, 2017, only with respect to the section entitled “US$250,000,000 Floating Rate Notes due 2022”, to correct the Interest Determination Date for the first interest period as indicated opposite the caption “Interest Rate”

Documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this Pricing Agreement:

Report on Form 6-K titled “AstraZeneca Appoints Professor Nazneen Rahman to its Board of Directors and Science Committee” filed with the SEC on May 31, 2017

Report on Form 6-K titled “Lynparza Significantly Reduces the Risk of Disease Worsening or Death in Patients with BRCA-Mutated Metastatic Breast Cancer” filed with the SEC on June 5, 2017

Schedule IV

Pricing Disclosure Package:

Preliminary Prospectus dated and filed with the Commission on June 5, 2017, together with the Issuer Free Writing Prospectus listed on Schedule III hereto

Schedule V

AstraZeneca PLC

US$1,000,000,000 2.375% Notes due 2022

US$750,000,000 3.125% Notes due 2027

US$250,000,000 Floating Rate Notes due 2022

Final Term Sheets

Issuer:	AstraZeneca PLC
Trade Date:	June 5, 2017
Settlement Date:	June 12, 2017 (T+5)
Expected Ratings:	Moody’s: A3 (stable); S&P: A- (negative)

US$1,000,000,000 2.375% Notes due 2022:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,000,000,000
Maturity Date:	June 12, 2022
Coupon:	2.375%
Benchmark Treasury:	1.750% due 31 May, 2022
Benchmark Treasury Spot and Yield:	100-01, 1.743%
Spread to Benchmark Treasury:	0.700%
Yield to Maturity:	2.443%
Price to Public:	99.682% of face amount
Interest Payment Dates:	June 12 and December 12, commencing December 12, 2017
Gross Proceeds to Issuer:	$996,820,000
Underwriting Discount and Commissions:	0.350% of face amount
Net Proceeds to Issuer:	$993,320,000
Redemption Provisions:
Optional Make-Whole Redemption:

At the option of the Company, from time to time, in whole or in part, as follows: (i) prior to 12 May 2022, at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.1% and (ii) on or after 12 May 2022, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances that require the Company to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount plus accrued interest thereon to but excluding the redemption date.
CUSIP:	046353 AQ1
ISIN:	US046353AQ14

US$750,000,000 3.125% Notes due 2027:

Security Type:	Senior Notes
Aggregate Principal Amount:	$750,000,000
Maturity Date:	June 12, 2027
Coupon:	3.125%
Benchmark Treasury:	2.375% due 15 May, 2027
Benchmark Treasury Spot and Yield:	101-22, 2.185%
Spread to Benchmark Treasury:	1.000%
Yield to Maturity:	3.185%
Price to Public:	99.490% of face amount
Interest Payment Dates:	June 12 and December 12, commencing December 12, 2017
Gross Proceeds to Issuer:	$746,175,000
Underwriting Discount and Commissions:	0.450% of face amount
Net Proceeds to Issuer:	$742,800,000
Redemption Provisions:
Optional Make-Whole Redemption:

At the option of the Company, from time to time, in whole or in part, as follows: (i) prior to 12 March 2027, at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.15% and (ii) on or after 12 March 2027, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances that require the Company to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount plus accrued interest thereon to but excluding the redemption date.
CUSIP:	046353 AN8
ISIN:	US046353AN82

US$250,000,000 Floating Rate Notes due 2022:

Security Type:	Senior Notes
Aggregate Principal Amount:	$250,000,000
Maturity Date:	June 10, 2022
Interest Rate:	For the first interest period, LIBOR as determined on September 7, 2017 plus the Spread. Thereafter, LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread.
Spread:	62 basis points
Price to Public:	100.000% of face amount
Interest Payment Dates:	March 10, June 10, September 10 and December 10 of each year, commencing September 10, 2017.
Interest Reset Dates:	March 10, June 10, September 10 and December 10 of each year, commencing September 10, 2017.
Floating Rate Interest Periods	From and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (or the Maturity Date, if earlier).

Interest Determination Dates	Two London business days prior to each Interest Reset Date.

Gross Proceeds to Issuer:	$250,000,000
Underwriting Discount and Commissions:	0.350% of face amount
Net Proceeds to Issuer:	$249,125,000
Redemption Provisions:
Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances that require the Company to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount plus accrued interest thereon to but excluding the redemption date.
CUSIP:	046353 AP3
ISIN:	US046353AP31

Joint Book-Running Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

*****

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at toll-free 1-888-603-5847, HSBC Securities (USA) Inc. at toll-free 1-866-811-8049, Merrill Lynch, Pierce, Fenner & Smith Incorporated at toll-free 1-800-294-1322, or Morgan Stanley & Co. LLC at toll-free 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

AstraZeneca PLC

US$250,000,000 Floating Rate Notes due 2022

Amended and Restated Final Term Sheet1

Issuer:	AstraZeneca PLC
Trade Date:	June 5, 2017
Settlement Date:	June 12, 2017 (T+5)
Expected Ratings:	Moody’s: A3 (stable); S&P: A- (negative)

US$250,000,000 Floating Rate Notes due 2022:

Security Type:	Senior Notes
Aggregate Principal Amount:	$250,000,000
Maturity Date:	June 10, 2022
Interest Rate:	For the first interest period, LIBOR as determined on June 8, 2017 plus the Spread. Thereafter, LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread.
Spread:	62 basis points
Price to Public:	100.000% of face amount
Interest Payment Dates:	March 10, June 10, September 10 and December 10 of each year, commencing September 10, 2017.
Interest Reset Dates:	March 10, June 10, September 10 and December 10 of each year, commencing September 10, 2017.

Floating Rate Interest Periods	From and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (or the Maturity Date, if earlier).

Interest Determination Dates	Two London business days prior to each Interest Reset Date.

Gross Proceeds to Issuer:	$250,000,000
Underwriting Discount and Commissions:	0.350% of face amount
Net Proceeds to Issuer:	$249,125,000
Redemption Provisions:
Optional Tax Redemption:	In the event of various tax law changes and other limited

____________________

[1]	Explanatory note: this Amended and Restated Final Term Sheet amends, restates and supersedes in its entirety AstraZeneca PLC’s Final Term Sheet dated June 5, 2017, only with respect to the section entitled “US$250,000,000 Floating Rate Notes due 2022”, to correct the Interest Determination Date for the first interest period as indicated opposite the caption “Interest Rate”.

circumstances that require the Company to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount plus accrued interest thereon to but excluding the redemption date.
CUSIP:	046353 AP3
ISIN:	US046353AP31

Joint Book-Running Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

*****

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at toll-free 1-888-603-5847, HSBC Securities (USA) Inc. at toll-free 1-866-811-8049, Merrill Lynch, Pierce, Fenner & Smith Incorporated at toll-free 1-800-294-1322, or Morgan Stanley & Co. LLC at toll-free 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule VI

a)	Issuer Free Writing Prospectus:

Electronic road show entitled “Fixed-Income Investor Update - June 2017”.